CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

To Drinks Americas Holdings, Ltd

We consent to the use of our report dated July 20, 2007 in the Post - Effective Amendment No. 1 to form SB-2 dated January 18, 2008 of Drinks Americas Holdings, Ltd.

/s/ Bernstein & Pinchuk LLP

New York, New York
January 18, 2008